Exhibit 3.1

Deloitte LLP 700, 850 – 2 Street SW Calgary, AB T2P 0R8 Canada Tel: 403-267-1700 Fax: 587-774-5379 www.deloitte.ca

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-7 of our report dated March 24, 2022, relating to the financial statements of Western Energy Services Corp. for the year ended December 31, 2021.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

April 12, 2022